Exhibit 4.44

Amendment to Nuritkum Square Office Lease Agreement

(1) Reason for the amendment: Reduction of the lease premise area

(2) Effective date: May 1st, 2013

<Contents of the Amendment>

(1) Standard Lease Agreement

Classification	Before Amendment	After Amendment
Term	January 1st, 2013 ~ December 31st 2014	January 1st, 2013 ~ December 31st 2014
Description of Premises

Total 10,270.54m² (incl. Public Area)

 - 15th floor above the ground for Business Tower 2,858.30m²

 - 15th floor above the ground for R&D Tower 4,820.26m²

 - 14th floor above the ground for R&D Tower 2,591.98m²

Total 9,817.10m² (incl. Public Area)

- 15th floor above the ground for Business Tower 2,858.30m²

 - 15th floor above the ground for R&D Tower 4,820.26m²

 - 14th floor above the ground for R&D Tower 2,138.54m²

Down Payment	KRW1,304,872,100	KRW1,247,262,550
Monthly Rent	KRW104,389,760 (excluding VAT) (a 20% discount applied to the public price for year 2012)	KRW99,781,000 (excluding VAT) (a 20% discount applied to the public price for year 2013)
Monthly Maintenance Charge	KRW73,947,880 (excluding VAT)	KRW70,683,120 (excluding VAT)
Parking	Free Parking: 62 cars Paid Parking: 44 cars	Free Parking: 59 cars Paid Parking: 43 cars

(2) Lease Agreement (General Conditions)

Classification	Before Amendment			After Amendment
Article 1 (Description of Premises)

(1) The Lessor leases the premises below to the Lessee and the Lessee leases the premises below from the Lessor;

Description of Premises

Nuritkum Square Business Tower & R&D Tower, 396 World Cup buk-ro (Sangam-dong), Mapo-gu, Seoul, Korea

Office: 10,270.54m²

(including Public Area, building efficiency ratio of 50%)

 - 15th floor above the ground for Business Tower: 2,858.30m²

 - 15th floor above the ground for R&D Tower: 4,820.26m²

 - 14th floor above the ground for R&D Tower: 2,591.98m²

(1) The Lessor leases the premises below to the Lessee and the Lessee leases the premises below from the Lessor;

Description of Premises

Nuritkum Square Business Tower & R&D Tower, 396 World Cup buk-ro (Sangam-dong), Mapo-gu, Seoul, Korea

Office: 9,817.10m²

(including Public Area, building efficiency ratio of 50%)

 - 15th floor above the ground for Business Tower: 2,858.30m²

 - 15th floor above the ground for R&D Tower: 4,820.26m²

 - 14th floor above the ground for R&D Tower: 2,138.54m²

Article 4 (Security Deposit)	(1) The Lessee shall determine the security deposit for the premises described above as follows and deposit the security deposit KRW1,304,872,100 without any interest during the period of lease:			(1) The Lessee shall determine the security deposit for the premises described above as follows and deposit the security deposit KRW1,247,262,550 without any interest during the period of lease:

	Classification	Amount(~~W~~)	Payday	Classification	Amount (~~W~~)	Payday
	Original amount	1,304,872,100	Paid	Down Payment	1,247,262,550	Paid
				Payment made	-57,609,550	To be refunded after the amendment agreement being effected
				Total	1,304,872,100

Classification	Before Amendment	After Amendment
Article 5 (Rent)

(2) The Lessee shall pay the monthly rent of KRW104,389,760 (excluding VAT) in cash through the bank designated by the Lessor on the 15th day of each month (if the 15th day falls on holidays, on the next business day).

(2) The Lessee shall pay the monthly rent of KRW99,781,000 (excluding VAT) in cash through the bank designated by the Lessor on the 15th day of each month (if the 15th day falls on holidays, on the next business day).

Article 6 (Maintenance Charge)

(1) The Lessee shall pay the monthly maintenance charge of KRW73,947,880 (excluding VAT) in cash through the bank designated by the Lessor on the 15th day of each month(if the 15th day falls on holidays, on the next business day).

(1) The Lessee shall pay the monthly maintenance charge of KRW70,683,120 (excluding VAT) in cash through the bank designated by the Lessor on the 15th day of each month(if the 15th day falls on holidays, on the next business day).

(3) Lease Agreement (Special Conditions)

Classification	Before Amendment	After Amendment
Article 1 (Parking)

(1) The number of cars subject to free parking are 62 cars and addition shall not be allowed.

(2) The number of cars subject to paid parking are 44 cars. However, the number of additional cars subject to paid parking may be adjusted through mutual consultation according to the Lessor’s operational condition.

(3) Matters related to parking shall comply with the regulations for parking control of Nuritkum Square.

(1) The number of cars subject to free parking are 59 cars and addition shall not be allowed.

(2) The number of cars subject to paid parking are 43 cars. However, the number of additional cars subject to paid parking may be adjusted through mutual consultation according to the Lessor’s operational condition.

(3) No change

Article 2 (Penalty Resulting From Early Termination)

In the event that the agreement is terminated during the term of agreement at the Lessee’s request, the Lessee shall pay to the Lessor the amount equivalent to the 20% discount of the monthly rent already applied in cash in addition to the liquidated damages in accordance with Article 26 (Termination of the Agreement During the Agreement Term and the Liquidated Damages) paragraph (1) of “the Lease Agreement (General Conditions).”.

No change

May 1, 2013

Lessor

Address: 79-2 Garak-dong, Songpa-gu, Seoul, Korea

Name of Company: National IT Industry Promotion Agency

Representative: Park, Soo Yong (seal)

Lessee

Address: Nuritkum Square Business Tower 15F, 396 World Cup buk-ro (Sangam-dong), Mapo-gu, Seoul, Korea

Name of Company: Gravity Co., Ltd.

Representative: Park, Hyun Chul (seal)